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                                                                    EXHIBIT 5.1




                             [Winston & Strawn Letterhead]





                                    July 10, 2002



Collegis, Inc.
2300 Maitland Center Parkway
Suite 340
Maitland, Florida 32751

                 RE:    REGISTRATION STATEMENT ON FORM S-1 (FILE NO. 333-89474)

Dear Sir or Madam:

      We refer to the Registration Statement on Form S-1, File No. 333-89474 (as amended the "REGISTRATION STATEMENT"), filed on May 31, 2002 by Collegis, Inc. (the "COMPANY") with the Securities and Exchange Commission under the Securities Act of 1933, as amended, (the "ACT"), relating to the registration and sale of shares of Common Stock, $0.01 par value (the "SHARES"), of the Company by the Company and certain selling stockholders.

      In connection with this opinion, we have examined and are familiar with an original or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement; (ii) the Certificate of Incorporation of the Company, as amended and as currently in effect; (iii) the By-laws of the Company, as amended and as currently in effect; and (iv) resolutions of the Board of Directors of the Company relating to, among other things, the filing of the Registration Statement. We have also examined and relied upon such other certificates, documents and records as we have deemed necessary or appropriate as a basis for the opinion set forth below.

      In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents and records submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. As to any facts material to this opinion which we did not independently establish or verify, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

      Based on and subject to the foregoing, we are of the opinion that when the Registration Statement has become effective under the Act and the Shares are issued and sold as contemplated by the Registration Statement, the Shares will be validly issued, fully paid and non-assessable.


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Collegis, Inc.
July 10, 2002
Page 2


      The foregoing opinion is limited to the federal laws of the United States and the General Corporation Law of the State of Delaware, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

      We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to us under the caption "Legal Matters" in the Registration Statement. In giving such consent, we do not concede that we are experts within the meaning of the Act or the rules and regulations thereunder or that this consent is required by Section 7 of the Act. Very truly yours, Winston & Strawn


                                       Very truly yours,


                                       Winston & Strawn